POWER OF ATTORNEY
Know all by these present that the undersigned hereby authorizes Donna Spinola, Stephanie Lim-Ignacio, Thanh Nhan Phan, and Cory Balliet of Intuitive Surgical, Inc. (the “Company”) and Mark Roeder and John Williams of Latham & Watkins LLP, and each of them individually, to (i) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer or director of the Company, Forms 3, 4, and 5, and Notices of Proposed Sale of Securities Pursuant to Rule 144 (“Form 144”), in accordance with the requirements of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and other forms as may be required, and any amendments thereto, and cause such forms to be filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 144 under the Securities Act, relating to the undersigned’s ownership of and transactions in securities of the Company and (ii) execute for and on behalf of the undersigned in the undersigned’s name, and submit to the SEC, a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain and/or regenerate codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Exchange Act, Rule 144 of the Securities Act or any rule or regulation of the SEC. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or Rule 144 under the Securities Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 and Form 144 with respect to the undersigned’s holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this day of July 25, 2024.
/s/ Jamie Samath__________________________
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Jamie Samath_____________________________
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